

2013

1st Quarter Report

FIRST GUARANTY BANCSHARES, INC.

A Message to Our Stockholders

Dear Shareholders,

The first quarter of 2013, First Guaranty Bancshares, Inc. continued strengthening the fortress balance sheet while adapting to changing regulatory and market conditions. In the first quarter of 2012, First Guaranty Bancshares, Inc. took advantage of strong securities interest income to offset tightening loan markets and decreasing loan interest rates. As the year had progressed, it was necessary to restructure the investment portfolio resulting in a significant reduction in securities interest income. To offset this, at the beginning of September of 2012, a very aggressive loan strategy was instituted to increase the loan portfolio while maintaining loan quality. The first quarter of 2013 has shown the success of that program which is designed to continue through the balance of 2013. The gross loan portfolio has increased to $653 million as of March 31, 2013 from $606 million as of September 30, 2012, a 7.8% increase in a 6 month period. The investment portfolio has decreased from $645 million to $620 million. Although we are only 7 months through the plan of the 16 month loan strategy, the increase in loans has begun to offset the anticipated decrease in investment interest income.

While executing this change in asset profile, First Guaranty's Core Capital has increased by $800,000 to $89,498,000 while the Core Tangible Common Equity has increased from $84,286,000 to $85,170,000, an $884,000 increase. Retained Earnings increased $800,000. Once again, the balance sheet is strengthened. For the first quarter, net income totaled $2,089,000. Dividends of $0.16 per common share were paid. The first quarter of 2013 represented 79 consecutive quarters of dividends paid by First Guaranty Bancshares, Inc.

The Small Business Lending Fund continued to be very successful. As of March 31, 2013, $36,676,000 of the $39,435,000 SBLF investment had been reduced from the 5% dividend rate to the 1% dividend rate. This results in a 1.28% dividend rate for the entire SBLF preferred stock investment. The initial quarterly dividend payment is reduced from the original $493,000 per quarter to $126,000 per quarter effective September 30, 2013. This reduction in the preferred stock dividend results in more income available for shareholders.

It is anticipated that, as the year progresses, the loan strategy will continue to be productive, resulting in higher loan interest income. The loan portfolio of First Guaranty Bancshares, Inc. is at an all time high while loan quality continues to be maintained. First Guaranty Bancshares, Inc. continues to grow as a safe, sound and profitable investment for its shareholders.

Thank you for your investment in First Guaranty Bancshares, Inc. and for your continued support. If you have any questions about our financial position or any of the information presented in this report, please contact me directly at (985) 375-0350.

Sincerely,

Alton B. Lewis
Chief Executive Officer/President
First Guaranty Bancshares, Inc.

Statements of Condition

(in thousands, except share data)

	March 31, 2013 (unaudited)	March 31, 2012
Assets		
Cash and cash equivalents:		
Cash and due from banks	$75,599	$47,244
Interest-earning demand deposits with banks	11	25
Federal funds sold	2,773	7,327
Cash and cash equivalents	78,383	54,596
Interest-earning time deposits with banks	747	-
Investment securities:		
Available for sale, at fair value	571,634	598,997
Held to maturity, at cost (estimated fair value of $47,830 and $92,537, respectively)	47,972	92,448
Investment securities	619,606	691,445
Federal Home Loan Bank stock, at cost	555	1,798
Loans held for sale	-	55
Loans, net of unearned income	653,285	577,233
Less: allowance for loan losses	9,407	9,952
Net loans	643,878	567,281
Premises and equipment, net	19,512	19,850
Goodwill	1,999	1,999
Intangible assets, net	2,329	2,712
Other real estate, net	4,409	5,009
Accrued interest receivable	6,317	8,259
Other assets	6,010	5,915
Total Assets	$1,383,745	$1,358,919
Liabilities and Stockholders' Equity		
Deposits:		
Noninterest-bearing demand	$190,642	$180,506
Interest-bearing demand	322,124	304,300
Savings	64,510	59,233
Time	650,514	668,521
Total deposits	1,227,790	1,212,560
Short-term borrowings	14,674	12,382
Accrued interest payable	3,179	3,861
Long-term borrowings	950	3,050
Other liabilities	3,048	2,258
Total Liabilities	1,249,641	1,234,111
Stockholders' Equity		
Preferred stock:		
Series C - $1,000 par value - authorized 39, 435 shares; issued and outstanding 39,435	39,435	39,435
Common stock:		
$1 par value - authorized 100,600,000 shares; issued 6,294,227	6,294	6,294
Surplus	39,387	39,387
Treasury stock, at cost, 2,895 and 600 shares, respectively	(54)	(11)
Retained earnings	43,871	38,571
Accumulated other comprehensive income	5,171	1,132
Total Stockholders' Equity	134,104	124,808
Total Liabilities and Stockholders' Equity	$1,383,745	$1,358,919

Statements of Income

(in thousands, except share, per share data and percentages)

	For the Periods Ended March 31,	
	2013	2012
	(unaudited)	
Interest Income:		
Loans (including fees)	$9,096	$8,772
Loans held for sale	-	1
Deposits with other banks	40	15
Securities (including FHLB stock)	3,368	5,630
Federal funds sold	-	4
Total Interest Income	12,504	14,422
Interest Expense:		
Demand deposits	362	343
Savings deposits	14	13
Time deposits	2,506	3,173
Borrowings	38	39
Total Interest Expense	2,920	3,568
Net Interest Income	9,584	10,854
Provision for loan losses	904	1,200
Net Interest Income after Provision for Loan Losses	8,680	9,654
Noninterest Income:		
Service charges, commissions and fees	1,151	1,188
Net gains on securities	777	728
Net gains on sale of loans	(25)	(30)
Other	327	373
Total Noninterest Income	2,230	2,259
Noninterest Expense:		
Salaries and employee benefits	3,526	3,371
Occupancy and equipment expense	981	920
Other	3,197	2,959
Total Noninterest Expense	7,704	7,250
Income Before Income Taxes	3,206	4,663
Provision for income taxes	1,117	1,612
Net Income	2,089	3,051
Preferred stock dividends	(283)	(484)
Income Available to Common Shareholders	$1,806	$2,567
Per Common Share:		
Earnings	$0.29	$0.41
Cash dividends paid	$0.16	$0.16
Book Value	$15.05	$13.56
Average Common Shares Outstanding	6,291,332	6,294,194
Return on Average Assets	0.60%	0.90%
Return on Average Common Equity	8.90%	13.76%
Return on Average Common Equity Adjusted For Preferred Dividends	7.69%	11.57%

Banking Center Locations

Full-Service Banking Centers

South Louisiana

Abbeville Banking Center
Amite Banking Center
Denham Springs
  Banking Center
Greensburg Banking Center
Hammond Banking Centers:
  First Guaranty Square
  Guaranty West
Independence Banking Center
Jennings Banking Center
Kentwood Banking Center
Kentwood West Banking Center
Montpelier Banking Center
Ponchatoula Banking Centers:
  Ponchatoula
  Berryland
Walker Banking Center
Watson Banking Center

North Louisiana

Benton Banking Center
Dubach Banking Center
Haynesville Banking Center
Homer Banking Center
Oil City Banking Center
Vivian Banking Center

Service24 ATM Locations

North Louisiana

Benton
  189 Burt Boulevard
Dubach
  117 East Hico Street
Haynesville
  10065 Highway 79
Homer
  401 North 2nd Street
  Homer Memorial Hospital
Oil City
  126 South Highway 1
Vivian
  102 East Louisiana Ave.

Service24 ATM Locations

South Louisiana

Abbeville
  799 West Summers Drive
Amite
  100 East Oak Street
  1014 West Oak Street
Denham Springs
  2231 South Range Avenue
Greensburg
  6151 Highway 10
Hammond
  1201 West University Avenue
  2111West Thomas Street
  400 East Thomas Street
  North Oaks Medical Center
  North Oaks Rehabilitation Center
Independence
  455 West Railroad Ave.
Jennings
  500 North Cary
Kentwood
  723 Avenue G
Livingston
  17199 Spring Ranch Road
  (Livingston Parish Medical Ctr.)
Loranger
  19518 Hwy 40
Montpelier
  35651 Highway 16
Ponchatoula
  105 Berryland
  195 North 6th Street
Robert
  22628 Highway 190
Walker
  29815 Walker Rd. S
Watson
  33818 Highway 16

FIRST GUARANTY BANCSHARES, INC.
Committed To Customer Satisfaction

FIRST GUARANTY BANCSHARES, INC.
Post Office Box 2009
Hammond, Louisiana 70404-2009

PRESORTED
FIRST-CLASS MAIL
U.S. POSTAGE PAID
BATON ROUGE, LA
PERMIT NO. 984